PRINCIPAL STOCKHOLDER LOCK-UP AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated as of October 31, 2008 by and between Lihua International, Inc., a Delaware corporation (the “Company”), and __________________________ (the “Shareholder”).

WHEREAS, the Company intends to enter into (i) a share exchange transaction in which the holder of all of the equity interests in Ally Profit Investment Limited, a British Virgin Islands company, will deliver all of such equity interests to the Company and receive from the Company, as consideration, certain shares of the common stock of the Company, par value $0.0001 per share (such stock, the “Common Stock”; such transaction, the “Share Exchange Transaction”) and (ii) a private placement financing transaction with certain accredited investors (the “Purchasers”) whereby the Company will issue units composed of shares of a newly-designated Series A Convertible Preferred Stock, par value $0.0001 per share and related warrants to purchase shares of Common Stock of the Company  (the “Financing Transaction”).

WHEREAS, in connection with the Financing Transaction, the Company entered into a Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), by and among the Company and the Purchasers, and certain other papers, agreements, documents, instruments and certificates necessary to carry out the purposes thereof (collectively, the “Transaction Documents”).

WHEREAS, THE Shareholder wishes to induce the Company and the Purchasers to enter into the Financing Transaction.

WHEREAS, in order to induce the Company and the Purchasers to enter into the Financing Transaction, The Shareholder has agreed not to sell any shares of the Company’s Common Stock that Shareholder presently owns on the date hereof, or may acquire on or after the date hereof, except in accordance with the terms and conditions set forth herein (collectively, the “Lock-Up Shares”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

1. Restriction on Transfer; Term. The Shareholder hereby agrees with the Company that such Shareholder will not offer, sell, contract to sell, assign, transfer, hypothecate, gift, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly) (each, a “Transfer”), any of the Lock-Up Shares and shall not Transfer such shares until a date that is twelve (12) months following the date that the Company’s common stock is listed and trading on the Nasdaq Capital Market, the Nasdaq Global Market, the American Stock Exchange, the New York Stock Exchange, or any successor market thereto (each a “National Stock Exchange”), as the case may be (the “Lock-Up Period”). The Shareholder further agrees that, during the twenty-four (24) months immediately following the Lock-Up Period, such Shareholder shall not transfer more than one-twelfth (1/12) of such Shareholder’s total holdings of Common Stock as of the date hereof during any one (1) calendar month.  Notwithstanding the foregoing, the Shareholder shall be permitted to engage in a Transfer in a private sale of the Lock-Up Shares provided such Shareholder receives prior written consent from Vision Opportunity China, LP.

2. Ownership. During the Lock-Up Period, the Shareholder shall retain all rights of ownership in the Lock-Up Shares, including, without limitation, voting rights and the right to receive any dividends that may be declared in respect thereof, except as otherwise provided in the Transaction Documents whereby any benefits, rights, title or otherwise shall inure to the Purchasers.

3. Company and Transfer Agent. The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the Common Stock if such transfer would constitute a violation or breach of this Agreement and/or the Securities Purchase Agreement.

4. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:

Lihua International, Inc.
c/o Lihua Holdings Limited
Houxiang Five-Star Industry District
Danyang City, Jiangsu Province, PRC
Attention:  Mr. Zhu Jianhua
Tel. No.:
Fax No.:

with copies (which copies shall not constitute notice to the Company) to:

 Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn.: Mitchell Nussbaum
Tel. No.: (212) 407-4159
Fax No.: (212) 504.3013

If to Shareholder,

____________________________
____________________________
____________________________
Attention:  ___________________
Tel. No.:
Fax No.: _____________________

or to such other address as any party may specify by notice given to the other party in accordance with this Section 4.

5. Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

6. Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

8. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

9. Severability. The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

10. Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by the Shareholder hereto without the prior written consent of the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11. Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

12. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties hereto.

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[SIGNATURE PAGE TO LOCK-UP AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

LIHUA INTERNATIONAL, INC.

By:	/s/Jianhua Zhu
Name: Jianhua Zhu
Title: CEO

SHAREHOLDER:

By:
Name:
Title: